UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 18, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 18, 2011, we entered into a real estate purchase agreement (the “Troy Agreement”) to purchase an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from Dunham Capital Management, L.L.C. (“DCM”) for the sum of approximately $2.55 million, plus $51,620 in real estate taxes payable in 2009.  We entered into the Troy Agreement in connection with the stock purchase agreement and stock repurchase agreement transactions disclosed in our Form 8-K filed on February 14, 2011.

DHW Leasing, L.L.C. (“DHW”) is our principal shareholder. As of February 18, 2011, DHW beneficially owned 4,666,666 shares, or 63.2 percent, of our outstanding common stock.  DHW is a South Dakota limited liability company formed to engage in the business of leasing equipment and other related activities. Donald A. Dunham, Jr., a member of our board of directors, is the managing member of DHW, the sole member of DCM, 70 percent owner of Dunham Equity Management, L.L.C. (“DEM”), and chairman, chief executive officer and founder of the Dunham organization. Charles J. Hey, another member of our board of directors, is a co-owner of DHW.

DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company.  Mr. Dunham, as an individual, also owns a limited partnership interest in three of the limited partnerships that own real estate leased to our company.  As of February 18, 2011, Mr. Dunham held interests, directly and indirectly, in the leases of 17 of our 26 restaurants.

The Troy, Michigan property was acquired by DCM on August 1, 2008 for $2.0 million for the purpose of constructing a Granite City restaurant to be leased to us. As a result of the economic challenges faced by the restaurant industry, we declined to proceed with such development and entered into an agreement with DCM to reimburse it for its carrying costs of such real estate. Since August 1, 2008, we have paid an aggregate of $106,972 to DCM in reimbursement of DCM’s interest expense and taxes paid with respect to such site.

Pursuant to the Troy Agreement, we agreed to pay for the closing costs of the real estate transaction and to accept the property in “As Is” condition.  In addition, our obligation to close on the real estate transaction is contingent on (i) the closing of the stock repurchase agreement transaction disclosed in our Form 8-K filed on February 14, 2011, and (ii) the removal or waiver of certain repurchase rights granted to the developer that originally sold the property to DCM.

This description of the Troy Agreement is qualified in its entirety by the Troy Agreement, which is attached hereto as Exhibit 10 and incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: February 24, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10	Real Estate Purchase Agreement (Troy, Michigan) by and between the Registrant and Dunham Capital Management, L.L.C., dated February 18, 2011.